                                                                   EXHIBIT 99.1

                               JOINT FILING AGREEMENT

        Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the
Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and
Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: April 5, 2023              DEUTSCHE BANK AG
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                                   By:  /s/ David Ramos
                                      -----------------------------
                                   Name: David Ramos
                                   Title: Assistant Vice President

                                   By: /s/ Michael Caro
                                      -----------------------------
                                   Name: Michael Caro
                                   Title: Vice President

                                   DB MUNICIPAL HOLDINGS LLC

                                   By: /s/ Svetlana Segal
                                      -----------------------------
                                   Name: Svetlana Segal
                                   Title: Managing Director

                                   By: /s/ John Werba
                                      -----------------------------
                                   Name: John Werba
                                   Title: Director